FOR IMMEDIATE RELEASE:
Contact:
Thomas R. Quinn, Jr.
President & CEO
Phone 717.530.2648
77 East King Street | Shippensburg PA

Orrstown Financial Services, Inc. Reports Second Quarter Operating Results; Continued
Improvement in Asset Quality

SHIPPENSBURG, PA (July 26, 2012)  Orrstown Financial Services, Inc. (the “Company”) (NASDAQ: ORRF) announced today a net loss for the quarter ended June 30, 2012 of $9.9 million, compared to a net loss in the second quarter of 2011 of $10.6 million. Risk assets declined $25.0 million or 28.3% during the second quarter of 2012, following a reduction of $25.4 million in the first quarter of 2012 or 22.4%.  Nonaccrual loans at June 30, 2012 of $56.9 million represented a reduction of $26.8 million or 32.0% from December 31, 2011’s balance of $83.7 million. The Company’s focus on asset quality remediation, including loan workouts and sales of non-performing assets, has driven this significant improvement over year end 2011.

Diluted (loss) per share amounted to ($1.23) for the quarter ended June 30, 2012, as compared to ($1.33) for the second quarter of 2011.

Thomas R. Quinn, Jr., President & CEO, commented, “Our results for the second quarter of 2012 continue to reflect our problem asset remediation efforts. We are diligently resolving problem loan issues and in the second quarter we completed the sale of sixty-five commercial real estate loans with a carrying balance of $28.6 million.  This sale allowed the Company to reduce its ratio of total risk assets to total assets by more than 3%, from 7.88% at December 31, 2011 to 4.77% as of June 30, 2012. As a result of this loan sale and other credit quality improvement efforts, we have decreased total risk assets by $50.4 million or 44.3% year-to-date.”

Quinn continued, “Although the net impact of our asset improvement continues to depress earnings, we are strengthening our balance sheet and better positioning the Bank for the future. We continue to satisfy the quantitative tests to be deemed well capitalized by regulatory standards, and are working closely with our primary regulators to restore the Bank to more historical performance levels.”

OPERATING RESULTS

Net loss for the six months ended June 30, 2012, was $18.1 million, compared to a net loss of $6.8 million for the same period in 2011, resulting in diluted (loss) per share of ($2.25) and ($0.85) for the periods, respectively.  As a result of the loss for the first six months of 2012 and 2011, the Company’s return on assets and return on tangible equity ratios were negative.

Net Interest Income

Net interest income totaled $9.5 million for the three months ended June 30, 2012, a $3.3 million, or 25.5%, decrease compared to the $12.8 million earned in the same period in 2011. For the six months ended June 30, 2012, net interest income totaled $20.4 million, a decrease of $4.8 million from the $25.2 million earned in 2011. The decline in net interest income is a result of both a decline in the average interest rate earned as well as a decrease in the volume of interest earning assets. The net interest margin for the three months ended June 30, 2012, was 2.96%, compared to

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3.71% for the same period in 2011. On a year-to-date basis, 2012’s net interest margin was 3.16% compared to 3.70% in 2011. The increase in the level of loans on nonaccrual status, combined with the low interest rate environment in which proceeds from asset sales and maturities have been reinvested, has put pressure on the Company’s net interest margin. Also contributing to the decrease in net interest income was the $71.3 million decline in average interest earning assets to $1.36 billion for the six months ended June 30, 2012 from an average of $1.43 billion for the first six months of 2011. During the past year, the Company has been able to effectively manage its cost of funds, which declined  to 0.73% for the six months ended June 30 2012, an improvement over the cost of funds of 0.92% for the same period in 2011.

Provision for Loan Losses

The provision for loan losses for the three months ended June 30, 2012, totaled $23.0 million, an increase over the second quarter of 2011’s provision of $ 21.2 million. On a year-to-date basis, the provision for loan losses was $42.2 million for the six months ended June 30, 2012, compared to $24.4 million in 2011. The Company’s net charge offs during the six months ended June 30, 2012 were $49.7 million, compared to $13.2 million in 2011. In 2012 the Company began charging off all specific reserves provided on impaired against the allowance for loan losses. This elevated level of charge offs significantly increased our two-year average historical loss factors, leading to additional general reserves required on non-criticized loans.

See further discussion in the “Asset Quality” section below.

Noninterest Income

Noninterest income, excluding securities gains, totaled $4.4.million for the three months ended June 30 2012, compared to $4.7 million for the same period in 2011. For the six months ended June 30, 2012, noninterest income, excluding securities gains totaled $8.4 million, compared to $9.4 million in 2011. The Company sold its merchant processing business in the third quarter of 2011, which contributed $285 thousand and $540 thousand in revenues for the three and six months ended June 30, 2011, respectively.

Securities gains totaled $2.6 million and $4.8 million for the three and six months ended June 30, 2012, respectively, compared to $469 thousand and $848 thousand for the same periods in 2011.  Asset/liability management strategies, interest rate conditions, as well as maintaining capital levels factored into the decision to take elevated levels of security gains in the year-over-year period.

Noninterest expenses

Noninterest expenses amounted to $10.7 million for the three months ended June 30, 2012 compared to $9.7 million for the corresponding prior year period. On a year-to-date basis, noninterest expenses totaled $21.6 million for the six months ended June 30, 2012, compared to $19.2 million in 2011. Asset quality and regulatory matters have contributed significantly to the increase in noninterest expenses. Collection and problem loan expenses totaled $579 thousand and $1.3 million, respectively, for the three and six months ended June 30 2012, compared to $177 thousand and $331 thousand, respectively, in 2011. Real estate owned expenses, which include write-downs of properties to fair value less costs to dispose, increased $60 thousand and $398 thousand for the three and six months ended June 30, 2012 compared to 2011. Professional service fees, including loan review assistance, legal fees and accounting expenses, have increased $205 thousand from $546 thousand in the second quarter of 2011 to $751 thousand in the same period in 2012.  Similarly, for the six months ended June 30, 2012, professional service fees totaled $1.6 million, compared to $868 thousand in 2011. The increased complexity of the business, as well as complying with regulatory orders received in the first quarter of 2012, have led to additional assistance required from professional service providers.  The increase in these expense categories demonstrates the Company’s continuing efforts to address the issues it currently faces in a diligent and expedient manner.

As a result of the increase in noninterest expense, combined with declining net interest income, the Company’s efficiency ratio for the first six months of 2012 increased to 70.1%, compared to 52.6% reported in the same period in 2011. The efficiency ratio expresses noninterest expense as a percentage of tax equivalent net interest income and noninterest income, excluding securities gains.  As the Company continues to address its asset quality issues and regulatory concerns, it anticipates the efficiency ratio will remain elevated in comparison to prior year’s results.

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FINANCIAL CONDITION

Assets decreased $203 million to $1.33 billion at June 30, 2012 from June 30, 2011. The Company has implemented a strategy designed to slow loan growth and reduce its risk weighted asset levels in order to maintain capital ratios at levels that exceed well capitalized limits.  At June 30, 2012, loans, net of the allowance for loan losses, have declined by $170.2 million from June 30, 2011, with the net payoffs temporarily invested in interest bearing deposits with banks.

The decline in deposits of $115.8 million as of June 30, 2012 compared to June 30, 2011 is also part of the balance sheet deleveraging strategy designed to focus on core deposits and reduce levels of wholesale and institutional deposits.

Shareholders’ Equity

Shareholders’ equity totaled $107.6 million at June 30, 2012, a decrease of $45.8 million, or 29.9%, from $153.4 million at June 30, 2011. This decrease was primarily the result of the net loss posted for the period coupled with a decline in accumulated other comprehensive income.  Despite the decline in shareholders’ equity, the Company’s regulatory capital ratios continue to exceed all regulatory minimums to be considered well capitalized, including Tier-1 Leverage ratio of 6.71%, Tier-1 Risk-based capital ratio of 10.40%, and Total Risk-based capital ratio of 11.68%.

Asset Quality

During the second quarter of 2011, the Company began to experience deterioration in asset quality as a result of the continued softness in economic conditions and collateral values. In the second quarter of 2012, the Company continued to actively identify and monitor nonperforming assets and other risk assets, and aggressively took actions to remediate these issues.  Risk assets, defined as nonaccrual loans, restructured loans, loans past due 90 days or more and still accruing, and real estate owned, totaled $63.4 million at June 30, 2012 which was an increase of $8.9 million over the second quarter of 2011, but was an improvement of $50.4 million from December 31, 2011.

Nonaccrual loans at June 30, 2012 totaled $56.9 million, an increase of $42.2 million from June 30, 2011, but a decrease of $26.8 million from December 31, 2011’s balance of $83.7 million. The Company’s focus on asset quality remediation, including loan workouts, additional information gathered from borrowers or additional structural enhancements, and sales of non-performing assets to third parties has driven this significant improvement over year end 2011. This net decrease in nonaccrual loans for the six months ended June 30, 2012 was the result of $50.1 million in loans charged off, $35.4 million in proceeds received from loans sales and net pay downs, $4.7 million of loans returned to accrual status, and $1.6 million of loans foreclosed on and transferred to real estate owned, offset by $65.0 million being moved to nonaccrual status during the period, including $19.4 million previously classified as accruing restructured loans.

During the first six months of 2012, the Company received payments/payoffs on restructured loans totaling $4.37 million, and charged-off $1.5 million in connection with loan workouts. The remainder of the decline, or $19.3 million, was the result of restructured loans migrating to nonaccrual status either due to missed payments or the Company’s determination that the borrowers would not be able to keep their payments current for a sustainable period of time.

The allowance for loan losses totaled $36.2 million at June 30, 2012, a $9.0 million increase from June 30, 2011.  As of June 30, 2012, the allowance for loan losses to total loans was 4.32% compared to 2.72% as of June 30, 2011, and the allowance for loan losses to nonaccrual loans and restructured loans still accruing increased to 60.65% at June 30, 2012 from 54.86% at June 30 2011. The increase in the coverage ratios reflect lower levels of risk assets, particularly the significant decrease in non-performing assets discussed above.

The Company strives to reduce its level of nonaccruing loans and other risk elements and has increased the number of personnel in its loan workout and credit review departments, including temporarily moving certain lending staff to the loan workout department to manage lending relationships with borrowers experiencing financial difficulties. Through increased resources allocated to credit related issues, the Company believes it can continue to mitigate its risk of loss, and to reduce its level of nonaccrual and classified loans.

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Summary of Financial Highlights:

(Dollars in thousands, except per share data)	June 30, 2012	June 30, 2011	% Change

For Quarter Ended:
Net income (loss)	$(9,914)	$(10,623)	(6.7%)
Diluted earnings (loss) per share	$(1.23)	$(1.33)	(7.5%)
Dividends per share	$0.00	$0.23	(100.0%)
Return on average assets	(2.81%)	(2.77%)
Return on average equity	(33.81%)	(26.03%)
Return on average tangible assets (1)	(2.80%)	(2.80%)
Return on average tangible equity (1)	(33.97%)	(29.69%)
Net interest income	9,546	12,810	(25.5%)
Net interest margin	2.96%	3.71%

	June 30, 2012	June 30, 2011	% Change

For Six Months Ended:
Net income (loss)	$(18,132)	$(6,796)	166.8%
Diluted earnings (loss) per share	$(2.25)	$(0.85)	164.7%
Dividends per share	$0.00	$0.46	(100.0%)
Return on average assets	(2.55%)	(0.90%)
Return on average equity	(29.63%)	(8.44%)
Return on average tangible assets (1)	(2.54%)	(0.90%)
Return on average tangible equity (1)	(29.76%)	(9.57%)
Net interest income	$20,388	$25,198	(19.1%)
Net interest margin	3.16%	3.70%

Balance Sheet Highlights:	June 30, 2012	June 30, 2011	% Change
Assets	$1,328,475	$1,531,290	(13.2%)
Loans, gross	842,805	1,003,978	(16.1%)
Allowance for loan losses	36,235	27,212	33.2%
Deposits	1,144,384	1,260,206	(9.2%)
Shareholders' equity	107,629	153,441	(29.9%)
Tangible equity (1)	106,693	132,848	(19.7%)

(1) Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible assets and return on average tangible equity are other non-GAAP-based financial measures calculated using non-GAAP-based amounts.  The most directly comparable GAAP-based measures are return on average assets and return on average equity, which are calculated using GAAP-based amounts.  The Company calculates the return on average tangible assets and equity by excluding the balance of intangible assets and their related amortization expense, net of tax, from the calculation of return on average assets and equity.  Management uses the return on average tangible assets and equity to assess the Company’s core operating results and believes that this is a better measure of our operating performance, as it is based on the Company's tangible assets and capital.  Further, we believe that by excluding the impact of purchase accounting adjustments it allows for a more meaningful comparison with the Company's peers, particularly those that may not have acquired other companies.  Lastly, the exclusion of goodwill and intangible assets is consistent with the treatment by bank regulatory agencies, which exclude these amounts from the calculation of risk-based capital ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  A reconciliation of return on average assets and equity to return on average tangible assets and equity, respectively, is set forth below.

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	June 30,	June 30,
For Quarter Ended:	2012	2011

Return on average assets (GAAP basis)	(2.81%)	(2.77%)
Effect of excluding average intangible
assets and related amortization, net of tax	0.01%	(0.03%)
Return on average tangible assets	(2.80%)	(2.80%)

Return on average equity (GAAP basis)	(33.81%)	(26.03%)
Effect of excluding average intangible
assets and related amortization, net of tax	(0.16%)	(3.66%)
Return on average tangible equity	(33.97%)	(29.69%)

	June 30,	June 30,
	2012	2011

For Six Months Ended:
Return on average assets (GAAP basis)	(2.55%)	(0.90%)
Effect of excluding average intangible
assets and related amortization, net of tax	0.01%	0.00%
Return on average tangible assets	(2.54%)	(0.90%)

Return on average equity (GAAP basis)	(29.63%)	(8.44%)
Effect of excluding average intangible
assets and related amortization, net of tax	(0.13%)	(1.13%)
Return on average tangible equity	(29.76%)	(9.57%)

Tangible equity is a non-GAAP financial measure calculated using non-GAAP based amounts.  The most directly comparable GAAP based measure is shareholders’ equity.  In order to calculate tangible equity, Company management subtracts intangible assets from shareholders’ equity.  A reconciliation of tangible equity to shareholders’ equity is set forth below.

	June 30,	December 31,	June 30,
(Dollars in thousands)	2012	2011	2011

Shareholders' equity	$107,629	$128,197	$153,441
Less: intangible assets	936	1,041	20,593
Tangible equity	$106,693	$127,156	$132,848

This release references tax-equivalent net interest income which is a non-GAAP financial measure.  Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 35%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

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The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

	June 30,	June 30,
(Dollars in thousands)	2012	2011

For Quarter Ended:
Net interest income	$9,546	$12,810
Effect of tax exempt income	583	718
Net interest income, tax equivalent basis	$10,129	$13,528

	June 30,	June 30,
(Dollars in thousands)	2012	2011

For Six Months Ended:
Net interest income	$20,388	$25,198
Effect of tax exempt income	1,235	1,404
Net interest income, tax equivalent basis	$21,623	$26,602

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)*	(Unaudited)
	June 30,	December 31,	June 30,
(Dollars in thousands, Except per Share Data)	2012	2011	2011
Assets
Cash and due from banks	$15,798	$19,630	$14,470
Federal funds sold	0	0	2,230
Cash and cash equivalents	15,798	19,630	16,700

Short-term investments	0	0	2,728
Interest bearing deposits with banks	109,725	90,039	3,585
Restricted investments in bank stock	11,495	11,758	9,331
Securities available for sale	283,078	310,365	421,073

Loans held for sale	4,825	2,553	4,945
Loans	837,980	965,440	999,033
Less: Allowance for loan losses	(36,235)	(43,715)	(27,212)
Net Loans	806,570	924,278	976,766

Premises and equipment, net	26,983	27,183	27,340
Cash surrender value of life insurance	24,579	24,147	23,670
Goodwill and intangible assets	936	1,041	20,593
Accrued interest receivable	3,593	4,548	5,685
Other assets	45,718	31,108	23,819
Total assets	$1,328,475	$1,444,097	$1,531,290

Liabilities
Deposits:
Non-interest bearing	$118,062	$111,930	$112,495
Interest bearing	1,026,322	1,104,972	1,147,711
Total deposits	1,144,384	1,216,902	1,260,206

Short-term borrowings	27,493	35,013	62,878
Long-term debt	38,142	53,798	44,753
Accrued interest and other liabilities	10,827	10,187	10,012
Total liabilities	1,220,846	1,315,900	1,377,849

Shareholders' Equity
Preferred Stock, $1.25 par value per share; 500,000 shares authorized;
no shares issued or outstanding	0	0	0
Common stock, no par value - $ 0.05205 stated value per share
50,000,000 shares authorized; 8,066,073, 8,055,787
and 8,014,722 shares issued; 8,065,261; 8,054,975
and 8,013,910 shares outstanding	420	419	417
Additional paid - in capital	122,616	122,514	121,962
Retained earnings (accumulated deficit)	(16,937)	1,195	28,207
Accumulated other comprehensive income	1,550	4,089	2,875
Treasury stock - common, 812shares, at cost	(20)	(20)	(20)
Total shareholders' equity	107,629	128,197	153,441
Total liabilities and shareholders' equity	$1,328,475	$1,444,097	$1,531,290

*The consolidated balance sheet at December 31, 2011 has been derived from audited financial statements at that date.

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	June 30,	June 30,
(Dollars in thousands, Except per Share Data)	2012	2011
Interest and dividend income
Interest and fees on loans	$10,044	$12,383
Interest and dividends on investment securities
Taxable	1,029	2,364
Tax-exempt	474	769
Short-term investments	82	21
Total interest and dividend income	11,629	15,537

Interest expense
Interest on deposits	1,862	2,359
Interest on short-term borrowings	41	95
Interest on long-term debt	180	273
Total interest expense	2,083	2,727

Net interest income	9,546	12,810
Provision for loan losses	23,000	21,230
Net interest income after provision for loan losses	(13,454)	(8,420)

Noninterest Income
Service charges on deposit accounts	1,543	1,645
Other service charges, commissions and fees	284	327
Trust department income	1,116	1,034
Brokerage income	421	484
Mortgage banking activities	727	636
Earnings on life insurance	250	250
Merchant processing revenue	0	285
Other income	91	79
Investment securities gains	2,595	469
Total noninterest income	7,027	5,209

Noninterest Expense
Salaries and employee benefits	4,977	4,176
Occupancy expense	513	477
Furniture and equipment	727	692
Data processing	134	349
Telephone	182	165
Advertising and bank promotions	308	296
FDIC Insurance	710	762
Professional services	751	546
Taxes other than income	230	205
Collection & problem loan	579	177
Real estate owned expense	100	40
Intangible asset amortization	52	53
Other operating expenses	1,470	1,784
Total noninterest expense	10,733	9,722
Income (loss) before income tax (benefit)	(17,160)	(12,933)
Income tax expense (benefit)	(7,246)	(2,310)
Net income (loss)	$(9,914)	$(10,623)

Per share information:
Basic earnings (loss) per share	$(1.23)	$(1.33)
Diluted earnings (loss) per share	(1.23)	(1.33)
Dividends per share	0.00	0.23
Average shares and common stock equivalents outstanding	8,064,549	7,999,650

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ORRSTOWN FINANCIAL SERVICES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Six Months Ended
	June 30,	June 30,
(Dollars in thousands, Except per Share Data)	2012	2011
Interest and dividend income
Interest and fees on loans	$21,150	$24,818
Interest and dividends on investment securities
Taxable	2,337	4,459
Tax-exempt	1,088	1,540
Short-term investments	143	45
Total interest and dividend income	24,718	30,862

Interest expense
Interest on deposits	3,840	4,884
Interest on short-term borrowings	93	218
Interest on long-term debt	397	562
Total interest expense	4,330	5,664

Net interest income	20,388	25,198
Provision for loan losses	42,200	24,425
Net interest income after provision for loan losses	(21,812)	773

Noninterest Income
Service charges on deposit accounts	3,062	3,130
Other service charges, commissions and fees	598	697
Trust department income	2,252	2,046
Brokerage income	784	888
Mortgage banking activities	1,212	1,332
Earnings on life insurance	498	580
Merchant processing revenue	0	540
Other income (loss)	(14)	224
Investment securities gains	4,826	848
Total noninterest income	13,218	10,285

Noninterest Expense
Salaries and employee benefits	9,634	9,008
Occupancy expense	1,027	1,039
Furniture and equipment	1,405	1,373
Data processing	263	661
Telephone	342	341
Advertising and bank promotions	681	554
FDIC Insurance	1,231	1,312
Professional services	1,552	868
Taxes other than income	464	410
Collection & problem loan	1,297	331
Real estate owned expense	476	78
Intangible asset amortization	105	105
Other operating expenses	3,139	3,081
Total noninterest expense	21,616	19,161
Income (loss) before income tax (benefit)	(30,210)	(8,103)
Income tax expense (benefit)	(12,078)	(1,307)
Net income (loss)	$(18,132)	$(6,796)

Per share information:
Basic earnings (loss) per share	$(2.25)	$(0.85)
Diluted earnings (loss) per share	(2.25)	(0.85)
Dividends per share	0.00	0.460
Average shares and common stock equivalents outstanding	8,059,860	8,012,784

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ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable Equivalent Basis

	Three Months Ended
	June 30, 2012			June 30, 2011
		Tax	Tax		Tax	Tax
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold
& interest bearing
bank balances	$126,942	$82	0.25%	$29,556	$21	0.28%
Securities	337,180	1,758	2.09	406,048	3,547	3.50
Loans	880,371	10,372	4.62	1,013,111	12,687	4.96
Total interest-earning
assets	1,344,493	12,212	3.58	1,448,715	16,255	4.47
Other assets	75,104			88,585
Total	$1,419,597			$1,537,300

Liabilities and Shareholders' Equity
Interest bearing
demand deposits	$514,762	$356	0.26	$466,086	$416	0.36
Savings deposits	74,938	31	0.17	71,806	36	0.20
Time deposits	495,844	1,475	1.20	596,138	1,907	1.28
Short term borrowings	42,738	41	0.42	72,943	95	0.52
Long term debt	47,675	180	1.52	44,936	273	2.43
Total interest bearing
liabilities	1,175,957	2,083	0.70	1,251,909	2,727	0.87
Non-interest bearing
demand deposits	116,838			111,957
Other	8,856			9,753
Total Liabilities	1,301,651			1,373,619
Shareholders' Equity	117,946			163,681
Total	$1,419,597		0.63%	$1,537,300		0.76%
Net interest income (FTE)/
net interest spread		10,129	2.88%		$13,528	3.60%
Net interest margin			2.96%			3.71%
Tax-equivalent adjustment		(583)			(718)
Net interest income		$9,546			$12,810

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ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable Equivalent Basis

	Six Months Ended
	June 30, 2012			June 30, 2011
		Tax	Tax		Tax	Tax
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold
& interest bearing
bank balances	$109,772	$143	0.25%	$23,749	$45	0.38%
Securities	335,913	4,011	2.39	415,787	6,828	3.29
Loans	917,219	21,799	4.75	994,729	25,393	5.10
Total interest-earning
assets	1,362,904	25,953	3.81	1,434,265	32,266	4.50
Other assets	67,252			90,422
Total	$1,430,156			$1,524,687

Liabilities and Shareholders' Equity
Interest bearing
demand deposits	$528,217	$760	0.27	$443,289	$865	0.39
Savings deposits	74,479	62	0.17	69,735	74	0.21
Time deposits	486,867	3,018	1.24	597,975	3,945	1.33
Short term borrowings	45,354	93	0.41	84,489	218	0.52
Long term debt	49,376	397	1.42	47,467	562	2.38
Total interest bearing
liabilities	1,184,293	4,330	0.73	1,242,955	5,664	0.92
Non-interest bearing
demand deposits	113,233			109,551
Other	9,558			9,801
Total Liabilities	1,307,084			1,362,307
Shareholders' Equity	123,072			162,380
Total	$1,430,156		0.65%	$1,524,687		0.80%
Net interest income (FTE)/
net interest spread		21,623	3.08%		$26,602	3.58%
Net interest margin			3.16%			3.70%
Tax-equivalent adjustment		(1,235)			(1,404)
Net interest income		$20,388			$25,198

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Nonperforming Assets / Risk Elements

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2012	2011	2011
Nonaccrual loans (cash basis)	$56,917	$83,697	$14,762
Other real estate (OREO)	2,337	2,165	1,240
Total nonperforming assets	59,254	85,862	16,002
Restructured loans still accruing	2,831	27,917	34,844
Loans past due 90 days or more and still accruing	1,275	0	3,617
Total risk assets	$63,360	$113,779	$54,463

Loans 30-89 days past due	6,219	6,723	11,021

Asset quality ratios:
Total nonaccrual loans to loans	6.79%	8.67%	1.48%
Total nonperforming assets to assets	4.46%	5.95%	1.05%
Total nonperforming assets to total loans and OREO	7.05%	8.87%	1.60%
Total risk assets to total loans and OREO	7.54%	11.76%	5.44%
Total risk assets to total assets	4.77%	7.88%	3.56%

Allowance for loan losses to total loans	4.32%	4.53%	2.72%
Allowance for loan losses to nonaccrual loans	63.66%	52.23%	184.34%
Allowance for loan losses to nonaccrual and
restructured loans still accruing	60.65%	39.17%	54.86%

Roll Forward of Allowance for Loan Losses

	Quarter Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(Dollars in Thousands)	2012	2011	2012	2011

Balance at beginning of period	$28,156	$18,398	$43,715	$16,020
Provision for loan losses	23,000	21,230	42,200	24,425
Recoveries	1,774	16	2,298	23
Loans charged-off	(16,695)	(12,432)	(51,978)	(13,256)
Balance at end of period	$36,235	$27,212	$36,235	$27,212

About the Company:

With $1.3 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-one banking offices and two remote service facilities located in Cumberland, Franklin and Perry Counties, Pennsylvania and Washington County, Maryland.  Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF.

Safe Harbor Statement:

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and

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experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Company's business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the recent Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; inability to raise capital under favorable conditions, volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.'s filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information.

The review period for subsequent events extends up to and including the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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